Exhibit 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of MOLECULAR PHARMACOLOGY (USA) LIMITED, a Nevada corporation (the "Company"), does hereby certify, [to such officer's knowledge], that:

The Form 10-QSB for the three month period ended January 31, 2006 (the "Form 10-QSB") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 15, 2006	/s/ Ian Downs
Ian Downs, Chief Executive Officer & Acting Chief Financial Officer
Dated: March 15, 2006	/s/ Jeffery Edwards
Jeffrey Edwards, Director

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.